UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2024

NeuBase Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 763-3350
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2024, NeuBase Therapeutics, Inc. (the “Company”) convened and adjourned a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, a total of 1,336,544 shares, or 35.63% of the shares of the Company’s common stock, par value $0.0001 per share, issued and outstanding as of March 28, 2024, which is the record date for the Special Meeting, were represented virtually or by proxy, constituting a quorum.

At the Special Meeting, the Company’s stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2024 (the “Proxy Statement”) and is set forth below.

Proposal No. 1: To approve the liquidation and dissolution of the Company and the plan of liquidation and dissolution of the Company (the “Plan of Dissolution”), which, if approved, will authorize the Board of Directors of the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”).

Proposal No. 2: To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal (the “Adjournment Proposal”).

As there were not sufficient votes to approve the Dissolution Proposal at the time of the Special Meeting, the sole item of business presented to the stockholders for consideration at the Special Meeting was a vote on the Adjournment Proposal. The voting results for the Adjournment Proposal are set forth below.

For	Against	Abstentions
1,252,481	81,972	2,091

In accordance with the authority granted pursuant to the Adjournment Proposal, the Special Meeting was adjourned with respect to the Dissolution Proposal to solicit additional proxies in favor of the Dissolution Proposal. As announced at the Special Meeting, the Special Meeting will reconvene May 22, 2024 at 8:30 a.m. Eastern Time. The live webcast for the Special Meeting will be available by visiting www.proxydocs.com/NBSE. The record date for the Special Meeting will remain March 28, 2024.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will receive sufficient votes to approve the Dissolution Proposal. Reference is also made to other factors detailed from time to time in the Company’s periodic reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

Additional Information and Where to Find It

In connection with the Special Meeting, the Company filed the Proxy Statement with the SEC, which was mailed to the Company’s stockholders as of the record date for the Special Meeting. STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS THERETO, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MATTERS BEFORE THE STOCKHOLDERS AT THE SPECIAL MEETING. The Company’s stockholders may also obtain copies of the Proxy Statement and all other relevant documents filed or that will be filed with the SEC in connection with the Special Meeting, without charge, once available, at the SEC website at http://www.sec.gov or by directing a request the Secretary of NeuBase Therapeutics, Inc., 350 Technology Drive, Pittsburgh, Pennsylvania 15219.

Participants in the Solicitation

The Company and certain of its respective directors, executive officers and other members of management and employees may be deemed participants in the solicitation of proxies of the Company’s stockholders in connection with the Special Meeting. Stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in its annual report on form 10-K for the fiscal year ended September 30, 2022, which was filed with the SEC on December 21, 2022. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to stockholders in connection with the Special Meeting and other matters to be voted at the Special Meeting are set forth in the definitive proxy statement for the Special Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC.
(Registrant)

Date: May 13, 2024	By:	/s/ Todd P. Branning
Todd P. Branning
Interim Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)